As filed with the Securities and Exchange Commission on March 12, 2004.

                                                  Registration No. 333-_______
________________________________________________________________________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     47-0772104
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
   (Address, including zip code, of registrant's principal executive offices)

     Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan
                            (Full title of the plan)

                                Dennis P. Byrnes
              Senior Vice President, General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________________

       Title of                            Proposed maximum   Proposed maximum     Amount of
     securities to        Amount to be   offering price per  aggregate offering  registration
     be registered       registered (1)       share (2)             price             fee
-----------------------  --------------  ------------------  ------------------  ------------
1999 EMPLOYEE STOCK      750,000 shares       $19.445            $14,583,750       $1,847.76
PURCHASE PLAN
  Class A Common Stock,
  $0.005 par value
_____________________________________________________________________________________________

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Class A Common Stock which may be issuable under the Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan by reason of a stock split, stock dividend, recapitalization or the like.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h). The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on March 5, 2004, as reported on The NASDAQ Stock Market.

                              EXPLANATORY STATEMENT
     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Transaction Systems Architects, Inc., a Delaware corporation, in order to register 750,000 shares of Class A Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-73027) filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999, and on a Registration Statement on Form S-8 (File No. 333-59630) filed with the Commission on April 27, 2001. The contents of such Registration Statements on Form S-8 (File Nos. 333-73027 and 333-59630) are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's annual report on Form 10-K for the fiscal year ended September 30, 2003.

     (b) The registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2003.

     (c) The registrant's current reports on Form 8-K filed on January 27, 2004 and January 30, 2004.

     (d) The description of the registrant's Class A Common Stock contained in the registrant's Registration Statement on Form 8-A (File No. 000-25346) filed with the Commission on January 9, 1995.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers and directors, subject to certain limitations. The Certificate of Incorporation of the registrant expressly provides for indemnification of an officer or director made a party or threatened to be made a party to proceedings by reason of the fact that such person was an officer or director to the fullest extent authorized by law. The Certificate of Incorporation also authorizes the registrant to maintain officer and director liability insurance, and the registrant currently maintains such a policy. The Certificate of Incorporation authorizes the use of indemnification agreements and the registrant has entered into such agreements with its directors and certain officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Following is a listing of exhibits filed as a part of this Form S-8 or incorporated by reference:

     Exhibit Number    Description
     --------------    -----------
          3.1          Amended and Restated Certificate of Incorporation
                         of Registrant, and amendments thereto
          3.2          Amended and Restated Bylaws of Registrant
          4.1*         Transaction Systems Architects, Inc. 1999 Employee Stock
                         Purchase Plan
          5.1          Opinion of Jones Day as to validity of securities being
                         registered
         23.1          Independent Auditors' Consent
         23.2          Consent of Jones Day (contained in Exhibit 5.1)
         24.1          Power of Attorney (included herein following Signature)
     -----------------
     * Incorporated by reference to annex B to the registrant's Proxy Statement for the 2004 Annual Meeting of Stockholders.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on this 12th day of March, 2004.

                                        TRANSACTION SYSTEMS ARCHITECTS, INC.


                                        By:       /s/ Gregory D. Derkacht
                                           -------------------------------------
                                                    Gregory D. Derkacht
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint Dennis P. Byrnes, David R. Bankhead and Donald P. Newman and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Name                            Title                       Date
          ----                            -----                       ----
 /s/ Gregory D. Derkacht    President, Chief Executive Officer   March 12, 2004
-------------------------     and Director
   Gregory D. Derkacht        (Principal Executive Officer)


 /s/ David R. Bankhead      Senior Vice President, Chief         March 12, 2004
-------------------------     Financial Officer and Treasurer
   David R. Bankhead          (Principal Financial Officer)


 /s/ Donald P. Newman       Vice President, Chief Accounting     March 12, 2004
-------------------------     Officer and Controller
   Donald P. Newman           (Principal Accounting Officer)


 /s/ Harlan F. Seymour      Chairman of the Board and Director   March 12, 2004
-------------------------
   Harlan F. Seymour


 /s/ Roger K. Alexander     Director                             March 12, 2004
-------------------------
   Roger K. Alexander


 /s/ John D. Curtis         Director                             March 12, 2004
-------------------------
   John D. Curtis


 /s/ Jim D. Kever           Director                             March 12, 2004
-------------------------
   Jim D. Kever


 /s/ Frank R. Sanchez       Director                             March 12, 2004
-------------------------
   Frank R. Sanchez


 /s/ John E. Stokely        Director                             March 12, 2004
-------------------------
   John E. Stokely

                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------
     3.1          Amended and Restated Certificate of Incorporation
                    of Registrant, and amendments thereto
     3.2          Amended and Restated Bylaws of Registrant
     4.1*         Transaction Systems Architects, Inc. 1999 Employee Stock
                    Purchase Plan
     5.1          Opinion of Jones Day as to validity of securities being
                    registered
    23.1          Independent Auditors' Consent
    23.2          Consent of Jones Day (contained in Exhibit 5.1)
    24.1          Power of Attorney (included herein following Signature)
-----------------
* Incorporated by reference to annex B to the registrant's Proxy Statement for the 2004 Annual Meeting of Stockholders.








































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